UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

47 Hullfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 17, 2011, CB Richard Ellis Realty Trust (the “Company”), held its 2011 Annual Meeting of Shareholders. Shareholders holding 89,531,596 common shares of beneficial interest, par value $0.01 (the “Common Shares”) (being the only class of shares entitled to vote at the meeting), or 51.82%, of the Company’s 172,763,095 outstanding Common Shares as of the record date for the meeting, attended the meeting or were represented by proxy. The Company’s shareholders voted on two matters presented at the meeting, each of which is discussed in more detail in our Proxy Statement on Schedule 14-A filed on April 20, 2011 and which received the requisite number of votes to pass. The matters submitted for a vote and the related results of the shareholders’ votes were as follows:

Proposal No. 1: Election of Trustees

Election of five trustees to terms expiring in 2012. A majority of the votes cast was required for the election of the trustees.

TRUSTEE	FOR	WITHHELD	BROKER NON-VOTES
Jack A. Cuneo	88,234,981	1,296,615	0
Charles E. Black	88,253,680	1,277,916	0
Martin A. Reid	88,236,073	1,295,523	0
James M. Orphanides	88,189,682	1,341,914	0
Peter E. DiCorpo	88,226,512	1,305,084	0

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

Approval to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. A majority of the votes cast was required for approval.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Total Common Shares	87,341,427	404,019	1,786,150	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

June 22, 2011	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

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